SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 27, 2002
Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.
 (as Depositor with respect to the issuance of Sequoia Mortgage Trust 9,
Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-90772	35-2170972

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160
Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     On August 1, 2002, Sequoia Residential Funding, Inc. (the “Depositor”), Wells Fargo Bank Minnesota, National Association (the “Master Servicer” and “Securities Administrator”), and HSBC Bank USA (the “Trustee”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), pursuant to which the Sequoia Mortgage Trust 9 Mortgage Pass-Through Certificates in the approximate aggregate principal amount of $566,254,100 were issued on the August 28, 2002 initial Closing Date. The Pooling and Servicing Agreement, with accompanying Exhibits, was previously filed with the Securities and Exchange Commission on a Form 8-K on September 6, 2002. Thereafter, the Depositor, the Master Servicer, the Securities Administrator and the Trustee amended the Pooling and Servicing Agreement in order to conform the definition of “Senior Prepayment Percentage” to the description thereof set forth in the Sequoia Mortgage Trust 9 Prospectus Supplement and such parties entered into the Amendment No. 1 to the Pooling and Servicing Agreement dated as of November 1, 2002 (“Amendment No. 1”). Amendment No. 1 to the Pooling and Servicing Agreement, with accompanying Opinion of Counsel, is annexed hereto as Exhibit 99.1.

Item 7(c). Exhibit

99.1	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of November 1, 2002, by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, as Trustee, with accompanying Opinion of Counsel.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 27, 2002

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Harold F. Zagunis

Harold F. Zagunis
Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of November 1, 2002, by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, as Trustee, with accompanying Opinion of Counsel.